Exhibit 10.1

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet contains (i) the 2024 annual base salary rates and target percentages adopted on February 26, 2024, under the Key Officers Incentive Plan (“KOIP”) for our Named Executive Officers, except for Karl G. Glassman, whose salary and target percentage was adopted on May 20, 2024, and (ii) the 2025 annual base salary rates and target percentages adopted on February 25, 2025, under the KOIP for our Named Executive Officers, as follows:

Named Executive Officers[1]	2024 Annual Base Salary Rate	2025 Annual Base Salary Rate
Karl G. Glassman[2], President & CEO	$1,275,000	$1,275,000
Benjamin M. Burns, EVP & CFO	$550,000	$600,000
J. Tyson Hagale, EVP, President – Bedding Products	$580,000	$600,000
R. Samuel Smith, Jr.[3], EVP, President – Specialized Products and Furniture, Flooring & Textile Products	$500,000	$525,000
Jennifer J. Davis, EVP & General Counsel	$470,000	$490,000

[1]

J. Mitchell Dolloff was the Company’s President & CEO until May 20, 2024. His base salary rate was $1,120,000 until his departure. Mr. Dolloff entered into a Transition and Consulting Agreement (“Consulting Agreement”) with the Company that provides for certain consulting fees equal to his 2024 base salary for 12 months ending May 20, 2025. The Consulting Agreement was filed May 21, 2024 as Exhibit 10.4 to the Company’s Form 8-K. Scott S. Douglas was the Company’s SVP & General Counsel through December 31, 2023 and retired from the Company on February 2, 2024. Mr. Douglas’ annual base salary rate was $251,000 in 2024 until his retirement. Jeffrey L. Tate was the Company’s EVP & CFO, who departed the Company on June 21, 2023. Steven K. Henderson was the Company’s EVP, President – Specialized Products and Furniture, Flooring & Textile Products until his retirement on April 1, 2024. His base salary rate in 2024, until retirement, was $560,000. Messrs. Dolloff, Douglas, Tate, and Henderson were listed as Named Executive Officers in the Company’s 2024 proxy statement. None of these executives are currently employed by the Company. Mr. Smith and Ms. Davis are included because they are expected to be listed as Named Executive Officers in the Company’s 2025 proxy statement.

[2]	On May 20, 2024, the Company’s Board of Directors appointed Mr. Glassman as President & CEO.
[3]	Mr. Smith was promoted to EVP, President-Furniture, Flooring & Textile Products on August 6, 2024, at which time his base salary rate was increased from $400,000 to $500,000.

Except as provided below, the Named Executive Officers were eligible to receive an annual cash incentive for 2024, and Messrs. Glassman, Burns, Hagale, and Smith, and Ms. Davis will be eligible to receive an annual cash incentive for 2025 under the KOIP (filed February 28, 2024, as Exhibit 10.2 to the Company’s Form 8-K). The 2025 KOIP Award Formula is attached as Exhibit 10.2 to the Company’s Form 8-K filed February 28, 2025. The cash award for 2024 was calculated, and for 2025 will be calculated, by multiplying the executive’s annual base salary at the end of the KOIP plan year by a percentage set by the Human Resources and Compensation Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for the respective year. The Award Formulas in 2024 and 2025 established two performance criteria: (i) Earnings Before Interest, Taxes, Depreciation, and Amortization (65% Relative Weight) and Cash Flow for Messrs. Glassman, Burns, and Ms. Davis, or Free Cash Flow for Messrs. Hagale and Smith (35% Relative Weight).

Except as noted below, the Target Percentages for 2024 and 2025 for our Named Executive Officers are shown in the following table.

Named Executive Officers[1]	2024 KOIP Target Percentage	2025 KOIP Target Percentage
Karl G. Glassman[2], President & CEO	135%	135%
Benjamin M. Burns, EVP & CFO	80%	80%
J. Tyson Hagale, EVP, President – Bedding Products	80%	80%
R. Samuel Smith, Jr.[3], EVP, President – Specialized Products and Furniture, Flooring & Textile Products	75%	80%
Jennifer J. Davis, EVP & General Counsel	70%	70%

[1]

J. Mitchell Dolloff was the Company’s President & CEO until May 20, 2024. His 2024 KOIP Target Percentage was 135%. Mr. Dolloff will continue to receive a prorated bonus payment under KOIP pursuant to the Consulting Agreement based on the number of days employed prior to his departure. Messrs. Douglas, Tate, and Henderson did not participate in the KOIP in 2024 and will not participate in 2025.

[2]

Mr. Glassman was appointed President & CEO on May 20, 2024, at which time his 2024 KOIP Target Percentage was set at 135%. His payout under the KOIP will be prorated to reflect his partial year of employment in 2024.

[3]	Mr. Smith was promoted to EVP, President-Furniture, Flooring & Textile Products on August 6, 2024, at which time his Target Percentage was increased from 65% to 75%.

2